MediaOne Group, Inc.
Key Operating Statistics- Pro Forma (1)

                                            For the Quarter Ended

In thousands, except                   Dec 31,     Sept 30,     Dec 31,
   dollar amounts                      1999        1999         1998
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OPERATING STATISTICS- DOMESTIC CABLE
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MediaOne Domestic Cable
Statistics
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

  Homes Passed                        8,560       8,496        8,399
  Basic Video Customers               4,993       4,983        4,911
  Basic Video Customer
   Growth (Y/Y)                         1.7%        1.8%         1.1%
  Basic Video Penetration              58.3%       58.7%        58.5%

  Digital Video Customers                56          24            5

  High Speed Data Customers             220         173           84
  Two-Way Market Ready
   Penetration                          4.8%        4.4%         3.1%

  Telephone Customers                    66          42           10
  Telephone Lines                        88          56           13

  Network Upgraded to 750 MHz.
   Two-Way                               76%         68%          49%

Results Per Customer
----------------------
  Video Monthly
   Revenue per Customer           $   43.71   $   43.26    $   41.44
  Total Monthly Broadband
   Revenue per Customer           $   46.29   $   45.22    $   42.28

  Video EBITDA Margin
   (with Year 2000 costs)              40.1%       39.2%        41.4%
  Total EBITDA Margin                  35.9%       35.9%        37.4%

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(1) Results reflect pro forma adjustments for acquisitions, dispositions and other asset transactions.

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